Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                               TO THE HOLDERS OF:
BANK OF                    The Bank of New York, as Trustee under the
  NEW                               Lehman RACERs Corp. Bnd Backed
 YORK                      Cert 1997 BellSouth-1
                                    Class A1 Princ. Amount: 39,464,386
                           Cusip No. 21987 H AL 9

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the period ending January 31, 1998.

INTEREST ACCOUNT
Balance as of December 31, 1997.................................           $0.00
        Schedule Income received on securities..................   $1,780,000.00
        Unscheduled Income received on securities...............           $0.00
        Schedule Interest received from Swap Counterparty.......           $0.00
        Unscheduled Interest received from Swap Counterparty....           $0.00
LESS:
        Distribution to Beneficial Holders....... -$1,282,593.00
        Distribution to Swap Counterparty........          $0.00
        Trustee Fees.............................     -$3,000.00  -$1,285,593.00
Balance as of January 31, 1998..................................     $494,407.00
PRINCIPAL ACCOUNT
Balance as of December 31, 1997.................................           $0.00
        Scheduled Principal payment received on securities......           $0.00
LESS:
        Distribution to Beneficial Holders........-$494,407.00      -$494,407.00
Balance as of January 31, 1998..................................           $0.00

               UNDERLYING SECURITIES HELD AS OF FEBRUARY 28, 1998
Principal
Amount                                     Title of Security
---------                                  -----------------
50,000,000                                 BellSouth Capital Funding Corporation
                                           Debentures
                                           079857 AF 5

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